SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

( )	Preliminary Information Statement
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(X)	Definitive Information Statement

ENWIN RESOURCES INC.

(Name of Registrant as Specified in its Charter)

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ENWIN RESOURCES INC.
700 West Pender Street, Suite 1204
Vancouver, BC Canada V6C 1G8

Notice of Written Consent of Shareholders in Lieu of
Special Meeting of Shareholders

Dear Stockholder:

On January 29, 2007, our Board of Directors unanimously approved, subject to stockholder approval, an amendment of our Articles of Incorporation to increase in our authorized common stock from 25,000,000 shares to 100,000,000 shares. On January 30, 2007, holders of a majority of the outstanding shares of voting captial stock executed a written stockholder consent approving the amendment.

Pursuant to the provisions of the General Corporation Law of Nevada and our Articles of Incorporation, the holders of at least a majority of the outstanding shares of common stock are permitted to approve the amendment by written consent in lieu of a meeting, provided that prompt notice of such action is given to the other shareholders of our company. This written consent assures that the amendment will occur without your vote. Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an information statement must be sent to our holders of common stock who do not sign the written consent at least twenty (20) days prior to the effective date of the action. This notice, which is being sent to all holders of common stock of record on February 12, 2007, is intended to serve as such notice under Nevada law and as the information statement required by the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Michael Bebek
Michael Bebek
Chief Executive Officer, Chief Financial Officer and Director

ENWIN RESOURCES INC.
700 West Pender Street, Suite 1204
Vancouver, BC Canada V6C 1G8

INFORMATION STATEMENT

This information statement is being furnished to our holders of common stock in connection with our prior receipt of approval by written consent of the holders of a majority of our common stock of a proposal to increase in our authorized common stock from 25,000,000 shares to 100,000,000 shares. Accordingly, all necessary corporate approvals in connection with the matter referred to herein have been obtained and this information statement is furnished solely for the purpose of informing our holders of common stock, in the manner required under the Exchange Act, of the corporate action before it takes effect.

The mailing of this information statement is first being mailed to holders of common stock on or about February 12, 2007. Under applicable federal securities laws, the amendment of our Articles of Incorporation cannot be effected until at least 20 days after this information statement is sent or given to our holders of common stock. We will pay the expenses of furnishing this information statement, including the cost of preparing, assembling and mailing this information statement. We may use our transfer agent to assist us in this endeavor.

Action By Written Consent, Record Date, Outstanding Shares and Required Vote

Pursuant to the provisions of the General Corporation Law of Nevada and our Articles of Incorporation, the holders of at least a majority of the outstanding common stock are permitted to approve the amendment by written consent in lieu of a meeting, provided that prompt notice of such action is given to the other shareholders of our company.

Our Board of Directors fixed the close of business on January 30, 2007 as the record date for the determination of holders of common stock entitled to receive notice of the amendment of our Articles of Incorporation by written stockholder consent. As of the record date, we had 4,250,000 shares of common stock outstanding. Each outstanding share of common stock is entitled to one vote per share. The affirmative vote of a majority of the outstanding shares of common stock was required to approve the amendment of our Articles of Incorporation increasing the number of authorized shares of our common stock.

Amendment of Articles of Incorporation to Increase Authorized Common Stock

We are currently authorized to issue 25,000,000 shares of common stock, par value $0.001 per share. Subject to the approval of the stockholders, on January 29, 2007, our Board of Directors approved an amendment to our Articles of Incorporation to increase in the number of authorized shares of common stock from 25,000,000 shares to 100,000,000 shares. As of January 30, 2007, the proposal was approved by written consent of the holders of a majority of our common stock. The proposal will be effectuated by amending the first sentence of Article IV of our Articles of Incorporation to read as follows:

“The amount of the total authorized capital stock of the corporation is One Hundred Thousand Dollars ($100,000.00) consisting of One Hundred Million shares of common stock with a par value of $0.001 each.”

The increase in the number of authorized shares of our common stock will be effective upon filing the amendment to our Articles of Incorporation, attached hereto as Exhibit “A,” with the Secretary of State of the State of Nevada, which we anticipate to be on or about March 5, 2007, which is approximately 20 days after this information statement has been distributed to our stockholders.

Vote Obtained

On January 29, 2007, our Board of Directors adopted resolutions authorizing and approving the amendment to increase our authorized common stock. The Board of Directors directed management to submit the amendment to our stockholders for approval and reserved the right to abandon the amendment at any time prior to the effective date (as defined below).

By written consent in lieu of a meeting, the holders of a majority of the outstanding shares of common stock approved the amendment to our Articles of Incorporation. The holders of a majority of the outstanding shares of common stock include those listed in the below table:

Holders of Common Stock	Number of Shares Held
Michael Bebek	3,000,000

The members listed in the above table have approved the amendment by written consent dated as of January 30, 2007. Accordingly, your consent is not required and is not being solicited in connection with the amendment.

Purpose of Increasing the Authorized Shares of Our Common Stock

Our Board of Directors has determined that it is in our best interest to increase the number of authorized shares of common stock. The Board of Directors believes that the amendment will provide us with greater flexibility by increasing our authorized capital to allow us to issue additional shares of common stock as the Board of Directors deems necessary or advisable.

Prior to the amendment, we had 25,000,000 authorized shares of common stock, 4,250,000 of which are issued and outstanding, with 20,750,000 available for issuance.

In addition, the amendment to increase our authorized common stock will provide us with additional authorized but unissued shares for general corporate purposes, including raising additional capital through equity and/or convertible debt financings, issuances pursuant to stock incentive plans for employees, directors and consultants and possible future acquisitions. The Board of Directors believes that an increase in the total number of shares of authorized common stock will give us greater flexibility in responding quickly to advantageous financing and business opportunities that involve the direct or indirect issuance of additional shares of common stock and attracting and retaining key personnel through the issuance of stock incentive awards.

Effect of the Increase in Our Authorized Common Stock

The amendment to increase our authorized common stock will not have any immediate effect on the rights of existing stockholders. However, our Board of Directors will have the authority to issue authorized common stock or other securities convertible into or exercisable or exchangeable for common stock without requiring future stockholder approval of such issuances, except as may be required by our Articles of Incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by our stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of our company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

The Board of Directors is not currently aware of any attempt to take over or acquire our company. While it may be deemed to have potential anti-takeover effects, the amendment is not prompted by any specific effort or takeover threat currently perceived by management.

Description of Common Stock

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

Our common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon our liquidation, dissolution or winding up, after payment of all of our debts and liabilities, the assets legally available for distribution to our shareholders are divided among the holders of the common stock, in proportion to the number of shares of common stock held by them.

Dissenters’ Right of Appraisal

Under the General Corporation Law of Nevada, our stockholders are not entitled to appraisal rights with respect to the amendment to increase the amount of our authorized common stock, and we will not independently provide stockholders with any such right.

Interest of Certain Persons in Matter to Be Acted Upon

None of our officers or directors, nor any of their associates, has a substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to increase the amount of our common stock.

Estimated Effective Time

We anticipate that the amendment will be filed with the Nevada Secretary of State and the increase in our common stock will become effective on or about March 5, 2007. However, in no event will the amendment to increase the amount of our common stock be consummated earlier than that twentieth day after this information statement is sent or given to those persons or entities that held our common stock as of the record date.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE CAPITAL STOCK INCREASE, PASSED UPON THE MERITS OR FAIRNESS OF THE CAPITAL STOCK INCREASE, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our outstanding common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the outstanding shares of our common stock and by the executive officers and directors as a group. As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class(1)
Executive Officers & Directors:
Common	Michael Bebek 700 West Pender Street, Suite 1204 Vancouver, BC Canada V6C 1G8	3,000,000 shares	70.6%
Total of All Directors and Executive Officers: Common
More Than 5% Beneficial Owners:
Common	Michael Bebek 700 West Pender Street, Suite 1204 Vancouver, BC Canada V6C 1G8	3,000,000 shares	70.6%

(1)
The percentage shown is based on denominator of 4,250,000 shares of common stock issued and outstanding for the company as of January 30, 2007, plus the particular beneficial owner’s right to acquire common stock exercisable within 60 days.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent of our common stock.

Financial and Other Information

The following documents, filed by us with the Commission, are incorporated herein by reference:

(i)	Our Annual Report filed on Form 10-KSB, filed with the Commission on November 14, 2006 for the fiscal year ended August 31, 2006;

(ii)
Our Quarterly Reports filed on Form 10-QSB with the Commission on January 10, 2007 for the three month period ended November 30, 2006, July 13, 2006 for the three and nine month period ended May 31, 2006, April 7, 2006 for the three and six month period ended, and January 11, 2006 for the three month period ended November 30, 2005.

Any statement contained in a document incorporated or deemed to be incorporated in this information statement shall be deemed to be modified or superseded for purposes of this information statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

A copy of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) that are not presented with this document or delivered herewith, will be provided without charge to each person, including any beneficial owner, to whom an Information Statement is delivered, upon oral or written request of any such person and by first-class mail or other equally prompt means. Requests should be directed to the Company at 700 West Pender Street, Suite 1204
Vancouver, BC Canada V6C 1G8.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Michael Bebek
Michael Bebek
Chief Executive Officer, Chief Financial Officer and Director

EXHIBIT A

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Enwin Resource Inc.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE IV

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 70%

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 09/29/05